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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) MAY 6, 2002


                                   LION, INC.
                                   ----------
             (Exact Name of Registrant as Specified in its Charter)


                                   WASHINGTON
                                   ----------
                         (State or Other Jurisdiction of
                                 Incorporation)


              0-25159                               91-2094375
              -------                               ----------
      (Commission File Number)         (IRS Employer Identification Number)


                                   LION, INC.
                          4700-42ND AVE. SW, SUITE 430
                                SEATTLE, WA 98116
                                -----------------
                    (Address of Principal Executive Offices)


                                 (206) 577-1440
                                 --------------
                  (Registrant's Telephone, Including Area Code)

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                                   LION, INC.

ITEM 5.   OTHER EVENTS

         (A) On May 6, 2002, LION, Inc. and IMX, Inc. entered into a strategic alliance that will incorporate IMX Exchange(R) technology and its participating lenders and brokers into the LION marketplace. IMX Exchange(R) is a robust loan program and price discovery engine that provides online rate lock and file submission between mortgage brokers and wholesale lenders. This addition to LION's loan database and search engine will provide greater information, access and functionality to LION's member brokers.

         IMX will employ LION's established distribution channels, client service and online marketplace to support and market broker companies that currently use IMX Exchange(R). LION will offer the IMX broker approval, online loan program and product discovery, real-time pricing engine and lock process to its member brokers, as well as introduce the IMX technology to its network of active wholesale lenders. LION expects to introduce IMX Exchange(R) to its members in the third quarter of 2002.

         This strategic alliance also will expose existing IMX customers to LION's suite of online products for mortgage originators, which includes consumer traffic and leads, industry news, subprime lender tracking, automated underwriting, website development and support, and other value-added services.

         (B) A jury trial was completed on May 31, 2002, in the matter initiated by Billy Anders, a former director of LION (Billy R. Anders v. Plenum Communications, Inc, a Minnesota corporation, Allen Ringer, and the marital community of Allen Ringer and Jane Doe Ringer filed in the Spokane County Superior Court, Case No. 00-207342-3). Prior to the conclusion of the trial, Mr. Anders claims of negligent misrepresentation and racial discrimination on the basis of disparate treatment and retaliation were dismissed. In addition, the Company's counterclaims against Mr. Anders were also dismissed. The jury found there was a breach of an oral contract and an intentional misrepresentation made to Mr. Anders by Allen Ringer, the former President acting on behalf of the Company, and awarded plaintiff $357,000 in damages. The Company intends to file a notice of appeal and bring a separate action seeking coverage by its insurance carriers. If LION is unsuccessful in these efforts, it would be required to pay the judgment for damages, which would have an adverse impact on the Company's cash flows sometime during 2002. The Company intends to record the damage award totaling $357,000 as an expense during the second quarter of 2002.

         See press release in Exhibit 99.3 attached to this Form 8 - K.


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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits:

Exhibit No.       Description
-----------       -----------

10.11             Alliance Agreement dated May 6, 2002 between LION, Inc. and
                  IMX, Inc. (1)

99.2 Press release dated May 8, 2002, announcing the alliance between LION, Inc. and IMX, Inc.

99.3 Press release dated June 5, 2002, announcing results of jury trial with former director.

(1) Confidential treatment has been requested for certain portions of this exhibit




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LION, INC.
(Registrant)

By:  /s/ John A. McMillan
     -------------------------------------
Chief Executive Officer

DATE:    JUNE 6, 2002


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EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------

10.11             Alliance Agreement dated May 6, 2002 between LION, Inc. and
                  IMX, Inc. (1)

99.2 Press release dated May 8, 2002, announcing the alliance between LION, Inc. and IMX, Inc.

99.3 Press release dated June 5, 2002, announcing results of jury trial with former director.

(1) Confidential treatment has been requested for certain portions of this exhibit